UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

TCR2 THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38811	47-4152751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Binney Street

Suite 710

Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

(617) 949-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

As previously announced, on February 13, 2019, TCR2 Therapeutics Inc. (“we” or the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC, SVB Leerink LLC, and BMO Capital Markets Corp. as representatives of the several underwriters listed on Schedule A thereto (the “Underwriters”), pursuant to which we agreed to issue and sell shares of our common stock to the Underwriters. On February 19, 2019, we closed the initial public offering of 5,000,000 shares of our common stock. Pursuant to the Underwriting Agreement, we also granted the Underwriters an option for a period of 30 days from the date of the Underwriting Agreement to purchase up to an additional 750,000 shares (the “Over-Allotment Option”). On February 22, 2019, the Underwriters notified the Company that they would exercise the Over-Allotment Option in full by purchasing an additional 750,000 shares of our common stock (the “Additional Shares”). On February 26, 2019, the Company consummated the closing of the sale of the Additional Shares.

On February 26, 2019, the Company issued a press release announcing the closing of the sale of the Additional Shares. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued on February 26, 2019 by TCR[2] Therapeutics Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2019	TCR[2] THERAPEUTICS INC.

	By:	/s/ Mayur Somaiya
Mayur (Ian) Somaiya
Chief Financial Officer